UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 25, 2018

SPECTRUM BRANDS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34757	27-2166630
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

SB/RH HOLDINGS, LLC

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-192634-03	27-2812840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3001 Deming Way

Middleton, Wisconsin 53562

(Address of principal executive offices)

(608) 275-3340

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§232.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Spectrum Brands Holdings, Inc.	☐
SB/RH Holdings, LLC	☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Spectrum Brands Holdings, Inc.	☐
SB/RH Holdings, LLC	☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 26, 2018, Spectrum Brands Holdings, Inc. (the “Company”) announced the appointment of David M. Maura to the additional position of Chief Executive Officer of the Company (“CEO”) effective as of April 25, 2018, replacing Andreas Rouvé, who on that date stepped down as the Company’s Chief Executive Officer and as a director of the Company. This appointment is in addition to Mr. Maura’s continuing role as the Executive Chairman (“Executive Chairman”) of the Board of Directors (“Board”), a position he has held since January 2016.

Employment Agreement with Mr. Maura

In connection with this appointment, Mr. Maura entered into an Amended and Restated  Employment Agreement, dated April 25, 2018 (the “Employment Agreement”), with the Company and its wholly-owned subsidiary, Spectrum Brands, Inc. (“SBI”). The Employment Agreement amends and restates Mr. Maura’s prior employment agreement, dated January 20, 2016 (the “2016 Agreement.”). The Employment Agreement is substantially similar to the 2016 Agreement, with the most significant differences being:

•	Mr. Maura is assuming the additional position of Chief Executive Officer and continuing his service as the Executive Chairman of the Company.

•	The initial term of the Employment Agreement extends until April 2021, subject to earlier termination.

•

Mr. Maura will receive an additional $200,000 annually as salary for serving as Chief Executive Officer.   No change is being made to Mr. Maura’s compensation for serving as the Executive Chairman of the Company.

•	Mr. Maura will receive an additional award valued at $200,000 under the Company’s Equity Incentive Plan (“EIP”) for his additional role of Chief Executive Officer.

•

The Employment Agreement provides the Company the ability to terminate Mr. Maura’s role as Chief Executive Officer without terminating his role as Executive Chairman. The Company also has the ability to terminate all of Mr. Maura’s roles with the Company.

The following is a description of the material provisions of the Employment Agreement:

The initial term of the Employment Agreement will extend until April 24, 2021, subject to earlier termination (the “Initial Term”), with automatic one year renewals thereafter. The Employment Agreement provides Mr. Maura with an annual base salary as Executive Chairman of $700,000 (“EC Base Salary”) and an annual base salary of $200,000 for the duration of his services as CEO (“CEO Base Salary,” and the EC Base Salary and the CEO Base Salary together the “Base Salary”) and he will be eligible to receive a performance-based management incentive plan (“MIP”) bonus for each fiscal year, based on a target of 125% of the EC Base Salary and the CEO Base Salary, as may be applicable at the time (the “Target Amount”) paid during the applicable fiscal year during the term of the Employment Agreement, provided the Company achieves certain annual performance goals as established by the Board and/or the Compensation Committee of the Board.  If such performance goals are met, the MIP bonus will be payable in cash or stock.  If Mr. Maura exceeds the performance targets, the bonus will be increased in accordance with the formula approved by the Compensation Committee no later than the close of the first quarter of the year following the applicable fiscal year; provided that the bonus will not exceed 250% of the Target Amount.  For fiscal year 2018, Mr. Maura’s Target Amount shall be based on the full Base Salary of $900,000.

Mr. Maura will receive an additional award valued at $200,000 under the Company’s Equity Incentive Plan (“EIP”). The Employment Agreement does not change prior equity awards made to Mr. Maura, including prior grants made to Mr. Maura under the EIP. At the discretion of the Compensation Committee and/or the Board, Mr. Maura remains eligible for future awards under the EIP and is also eligible to receive future grants and/or participate in future multi-year incentive programs.

Mr. Maura has previously received certain equity awards under the 2016 Agreement and subsequently, including restricted stock unit (“RSU”) awards, and awards under the Spectrum S3B Plan, which are granted under the Company’s 2011 Omnibus Equity Award Plan, as amended (the “2011 Plan”).  The EIP and S3B Equity Awards are performance-based and actual awards received may range from zero to the maximum amounts that could be earned under the Plans, determined on the basis of performance relative to performance measures and goals as set by the Compensation Committee and the Board.  A discussion of such awards, including awards made to Mr. Maura, is included in Item 11 to the Company’s Annual Report on Form 10-K, as amended,  for the fiscal year ended September 30, 2017.

The Employment Agreement also provides Mr. Maura with, among other things: (i) four weeks of paid vacation for each full year; (ii) eligibility for Mr. Maura to participate in the Company’s executive auto lease program; (iii) a stipend for income tax filings and returns preparation and advice and estate planning advice; and (iv) eligibility for Mr. Maura to participate in any of the Company’s insurance plans and other benefits, if any, as the benefits are made available to other executive officers of the Company.

Under the Employment Agreement, Mr. Maura is entitled to receive severance benefits if his employment is terminated under certain circumstances.  In general, termination as Executive Chairman and as CEO are determined separately, so that termination from either position will generally provide for payments in respect only of that position, and a termination from both positions will provide for payments in respect of both positions.

Accordingly, if Mr. Maura’s role as CEO is terminated without terminating his role as Executive Chairman of the Company, Mr. Maura will be entitled to receive the following severance benefits: (i) the vesting of $250,000 of his outstanding time-based equity awards, based on grant-date value, as determined by the Compensation Committee; (ii) a cash payment of $500,000 ratably monthly in arrears over the 12 month period following such termination; and (iii) a pro rata portion, in cash, of the annual MIP bonus related to the CEO Base Salary that Mr. Maura would have earned for the fiscal year in which termination occurs.

If Mr. Maura’s employment as Executive Chairman is terminated by the Company without “Cause” (as defined below), by Mr. Maura for “Good Reason” (as defined below), or by reason of death or by the Company for disability, or upon a Company initiated non-renewal, Mr. Maura will be entitled to the following severance benefits: (i) a cash payment equal to 1.5x the EC Base Salary, (iii) a cash payment equal to 1x the target annual MIP bonus of 125% of Mr. Maura’s then current EC Base Salary, each payable ratably on a monthly basis over the 18-month period following termination; (iv) a pro rata portion, in cash, of the annual MIP bonus Mr. Maura would have earned for the fiscal year in which termination occurs if his employment had not ceased; (v) medical insurance coverage and certain other employee benefits for Mr. Maura and his dependents for the 18-month period following termination; (v) payment of accrued vacation time pursuant to Company policy; and (vii) all unvested outstanding time based equity awards will immediately vest as provided in the applicable equity award agreements. If, however, during the Initial Term, Mr. Maura’s employment is terminated by the Company without Cause, by Mr. Maura for Good Reason, or due to a Change in Control Termination (as defined below), then instead of the applicable severance payment referred to above, he will receive a cash payment equal to the greater of (x) a cash amount equal to 1.5x the applicable Base Salary, or (y) a cash amount equal to his applicable  monthly Base Salary times the number of months remaining in the Initial Term, with a pro rata amount being calculated for any partial month in that time period.

In the case of complete termination, severance payments and vesting are conditioned upon Mr. Maura’s execution of a release of claims in favor of the Company and its controlled affiliates.

If, in the period that begins sixty (60) days prior to the occurrence of a change in control (as defined in the 2011 Plan), or in limited cases earlier, and ends upon the first anniversary of such change in control, Mr. Maura’s employment (as Executive Chairman or in all his roles) is terminated by the Company without Cause (and not due to death or Disability) or by Mr. Maura for Good Reason, then the termination will be deemed a “Change in Control Termination.”  Upon a Change in Control Termination, (i) Mr. Maura will receive all severance benefits available to him as if he terminated his employment for “Good Reason” (as described above); and (ii) all outstanding and unvested performance-based equity awards will vest in full (at the target level).

For purposes of the Employment Agreement, “Cause” is defined as (i) the commission by Mr. Maura of any deliberate and premeditated act taken by him in bad faith against the interests of the Company or SBI that causes or is reasonably anticipated to cause material harm to the Company or SBI; (ii) Mr. Maura being convicted of, or pleading nolo contendere with respect to, any felony or of any lesser crime or offense having as its predicate element fraud, dishonesty, or misappropriation of the property of the Company or SBI that causes or is reasonably anticipated to cause material harm to the Company or SBI; (iii) the habitual drug addiction or intoxication of Mr. Maura which negatively impacts his job performance or Mr. Maura’s failure of a Company-required drug test; (iv) the willful failure or refusal of Mr. Maura to perform his duties as set forth in the agreement or the willful failure or refusal to follow the direction of the Board that is consistent with the Employment Agreement, provided such failure or refusal continues after 30 calendar days of the receipt of written  notice from the Board of such failure or refusal; or (v) Mr. Maura materially breaches any of the terms of the Employment Agreement or any other agreement between himself and the Company or SBI and the breach is not cured within 30 calendar days after written notice from the Company or SBI.

In addition, for purposes of the Employment Agreement, “Good Reason” is defined as (i) any reduction, not consented to by Mr. Maura, in Mr. Maura’s Base Salary or target MIP bonus opportunity, then in effect; (ii) the relocation, not consented by Mr. Maura, of the  office at which he is principally employed as of the date of the Employment Agreement to a location more than 50 miles from such office, or the requirement by the Company that Mr. Maura be based at an location other than such office on an extended basis, except for required business travel; (iii) a substantial diminution or other substantive adverse change, not consented to by Mr. Maura, in the nature or scope of his responsibilities, authorities, powers, functions, or duties; (iv) a breach by the Company of any of its material obligations under the Employment Agreement; or (v) the failure of the Company to obtain the agreement for any successor to the Company or SBI to assume and agree to perform the Company’s obligations under the Employment Agreement.

Mr. Maura is bound by noncompetition provisions that restrict him from competing with the Company through a period of 18 months following the termination of his employment with the Company.  Mr. Maura also is subject to non-solicitation restrictions with respect to Company customers and employees for the same period.  Finally, Mr. Maura is subject to confidentiality provisions protecting the Company’s confidential business information from unauthorized disclosure.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed herewith  as Exhibit 10.1 to this report on Form 8-K and incorporated by reference herein.

Other than as described herein, Mr. Maura was not selected as Executive Chairman or CEO pursuant to any arrangement or understanding between him and any other person. There are no family relationships between Mr. Maura and any of the Company’s other directors or executive officers. Since the beginning of the Company’s last fiscal year, there has been no transaction or any currently proposed transaction, in which the Company was or is to be a participant and in which Mr. Maura or any of his immediate family members had or will have a direct or indirect material interest, required to be disclosed under Item 404(a) of Regulation S-K, except as disclosed by HRG Group, Inc. on Form S-4, in the section titled “The Merger—Interests of Spectrum’s Directors and Officers in the Merger—Ownership of HRG Common Stock” contained therein, which Form S-4 was filed with the Securities and Exchange Commission (the “SEC”) on April 10, 2018 and which section is incorporated by reference herein.

Departure of Mr. Rouvé

As noted above, on April 26, 2018, the Company announced that Andreas Rouvé, Chief Executive Officer and President and a director of the Company, had stepped down from his positions as Chief Executive Officer and President of the Company, his positions with SBI and as a member of the Board, effective April 25, 2018.

In connection with Mr. Rouvé’s resignation, the Company, SBI and Mr. Rouvé entered into a Separation Agreement and Release (the “Separation Agreement”).  Under the terms of the Separation Agreement, Mr. Rouvé will receive the following cash separation payments:  (i) $183,750, payable over 90 days, in lieu of 90 days’ notice of termination under Mr. Rouvé’s employment agreement with the Company (the “Notice Period”); (ii) payment for accrued but unused vacation days; (iii) $1,102,750, which is equal to one and one-half times Mr. Rouvé’s annual base salary at the time of his resignation, payable over a period of 18 months following the Notice Period; (iv) $918,750, which is equal to Mr. Rouvé’s bonus at target level under the Company’s 2018 Management Incentive Plan, payable over a period of 18 months following the Notice Period; (v) the annual bonus earned, if any, by Mr. Rouvé pursuant to the Company’s 2018 Management Incentive Plan, based on actual performance results, to be paid, if at all, in a lump sum or, at the election of the Company, common stock of the Company at substantially the same time as fiscal 2018 bonuses are paid to other executives of the Company; (vi) for a period of 18 months following the Notice Period, continuation medical, dental, vision and prescription drug benefits, provided that such continuation benefits shall end earlier upon Mr. Rouvé’s becoming eligible for comparable coverage under another employer’s benefit plans; (vii) the continuance of the Company-owned life insurance benefit for Mr. Rouvé and certain German pension contributions for a period of 18 months following the Notice Period; (viii) a relocation payment of $500,000 in satisfaction of the Company’s obligation to provide relocation costs under Mr. Rouvé’s employment agreement; (ix) the use of Mr. Rouvé’s Company-subsidized leased vehicle for a period of twelve months following the Notice Period, and, after such period, the entitlement to purchase such Company-subsidized leased vehicle; (x) any earned but unpaid base salary through the date of resignation; (xi) the reimbursement of any unreimbursed business expenses; (xii) accrued benefits, to the extent vested, under all employee benefit plans in which Mr. Rouvé participated (except for any plan that provides for bonus, severance, separation pay or termination benefits); and (viii) tax preparation assistance, and if applicable, a make-whole payment equal to Mr. Rouvé’s tax liability for the foregoing benefits, to be paid, if at all, between January 1 and March 31 of the year following the year in which the foregoing benefits become includable in Mr. Rouvé’s income for tax purposes. Mr. Rouvé’s entitlement to the foregoing consideration is subject to his continuing compliance with the terms of the Separation Agreement, which includes various restrictive covenants, including covenants relating to non-competition, non-solicitation, non-disparagement and confidentiality.

Mr. Rouvé’s previously earned performance shares under the Company’s 2017 EIP Award that have not previously vested, will vest following the release by Mr. Rouvé referred to below becoming effective and irrevocable.  Mr. Rouvé will not be eligible for performance shares under the Company’s 2018 EIP or the Company’s multi-year programs.

Mr. Rouvé has agreed to a customary release of potential claims against the Company.

The foregoing summary of the Separation Agreement is a summary and is qualified in its entirety by reference to the Separation Agreement, a copy of which is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits.

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

The following exhibits are being filed with this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement, dated as of April 25, 2018, by and among Spectrum Brands, Inc., Spectrum Brands Holdings, Inc. and David M. Maura
10.2	Separation Agreement and Release, dated April 25, 2018, by and among Spectrum Brands, Inc., Spectrum Brands Holdings, Inc. and Andreas Rouvé

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 1, 2018
SPECTRUM BRANDS HOLDINGS, INC.
	By:	/s/ Nathan E. Fagre
Name: Nathan F. Fagre
Title: Senior Vice President, General Counsel and Secretary